ELEMENT 21 GOLF COMPANY

January 4, 2006

Element 21 Golf Co. (Element) agrees to employ Nataliya Hearn as its President and CEO. Dr. Hearn will work full time as an independent contractor, while serving as President and CEO. The term of employment will begin January 1, 2008 for one year, renewable for additional two terms. The total term of this contract is three years. During the term of this agreement Element will pay Dr. Hearn $20,000 per month in cash or four year warrants stock (exercise price of $0.01 per share) at the election of Dr. Hearn. The Element warrants will be issued on monthly basis. Element will reimburse Dr. Hearn’s expenses incurred on behalf of Element. The value of the warrants is set at the closing price the last day of each month. Dr. Hearn will also receive a stock option package of 2,000,000 per year at an exercise price of $0.08 for 2007 and 2008. Dr. Hearn will receive a stock option package of 2,000,000 per year at an exercise price of $0.16 for 2009, 2010 if the contract is renewed in that year.

Element will be able to terminate Dr. Hearn at any time with complete repayment of any outstanding debts to Dr. Hearn, a cash payment of the balance due on her contract.

All stock will be issued in whatever name Dr. Hearn and in whatever denominations Dr. Hearn requests. All stock issuances will be adjusted for stock splits, dividends or other changes to the common stock. Element will extend any and all indemnification rights and D and O insurance (if any) coverage to Dr. Hearn in her capacity as Chief Executive Officer and President as allowed by law.

/s/Benton Wilcoxon

Benton Wilcoxon

/s/ Sergei Bedziouk

Sergei Bedziouk

/s/ Mary Bryan

Mary Bryan

ELEMENT 21 GOLF COMPANY

Be it understood that on this day the 12th of January, 2008, the entire board of directors met telephonically and approved unanimously the revision of warrants previously issued to Nataliya Hearn as per the schedule below.

	Issued last day of	Expiration Date Last day of	Qty	Revised to expire last day of
2006	Jan	Jan-08	78,431	Jan-10
2006	Feb	Feb-08	80,000	Feb-10
2006	Mar	Mar-08	86,957	Mar-10
2006	Apr	Apr-08	105,263	Apr-10
2006	May	May-08	148,148	May-10
2006	Jun	Jun-08	117,647	Jun-10
2006	Jul	Jul-08	125,000	Jul-10
2006	Aug	Aug-08	111,111	Aug-10
2006	Sep	Sep-08	117,647	Sep-10
2006	Oct	Oct-08	111,111	Oct-10
2007	Jan	Jan-09	114,286	Jan-11
2007	Feb	Feb-09	125,000	Feb-11
2007	Apr	Apr-09	153,846	Apr-11
2007	May	May-09	133,333	May-11
2007	Jun	Jun-09	133,333	Jun-11

/s/Benton Wilcoxon

Benton Wilcoxon

/s/ Sergei Bedziouk

Sergei Bedziouk

/s/ Mary Bryan

Mary Bryan